Exhibit 31.2
CERTIFICATION
I, Stephen M. Jones, certify that:
1. I have reviewed this Annual Report on Form 10-K/A of Allied Nevada Gold Corp.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 23, 2015	By:	/s/ Stephen M. Jones
Stephen M. Jones Executive Vice President, Chief Financial Officer, and Secretary